FIRSTSUN CAPITAL BANCORP REPORTS FIRST QUARTER 2022 RESULTS

First Quarter 2022 Highlights:
•Net income of $7.7 million, $0.41 per diluted share
•Return on average assets of 0.54%
•Return on average equity of 5.85%
•Loan growth of 27.5% annualized (excluding PPP loan balances, 30.9% annualized)
•36.5% fee revenue to total revenue mix

Denver, Colorado – April 28, 2022 – FirstSun Capital Bancorp (“FirstSun”) reported net income of $7.7 million for the first quarter of 2022, compared to net income of $8.8 million in the prior quarter and $14.3 million in the first quarter of 2021. Earnings per diluted share was $0.41 for the first quarter 2022, compared to $0.47 in the prior quarter and $0.76 in the first quarter of 2021.

Neal Arnold, FirstSun’s President and Chief Executive Officer, commented, “We remain focused on continuing to expand our presence in our growth markets and are pleased with our progress this quarter, particularly in our loan growth and diversified revenue mix. The macroeconomic environment as a whole is impacting the banking industry and certainly mortgage banking trends, however, we believe the overall economic diversity of the geographic regions we are operating in positions us well moving forward. Our team has been actively preparing for our merger transaction with Pioneer Bancshares, Inc. and following its closing on April 1, 2022, we are now working on integrating the business, including a planned system conversion in the second quarter. We believe our merger with Pioneer will allow us to continue to expand our business, particularly in our growth markets in Texas. We welcome our new team members from Pioneer and look forward to our future growth.”

First Quarter 2022 Results

Net income totaled $7.7 million, or $0.41 per diluted share, during the first quarter of 2022, compared to $8.8 million, or $0.47 per diluted share, during the prior quarter. The return on average assets was 0.54% in the first quarter of 2022, compared to 0.62% in the prior quarter and 1.13% in the first quarter of 2021, and the return on average equity was 5.85% in the first quarter of 2022, compared to 6.69% in the prior quarter and 11.46% in the first quarter of 2021.

Net Interest Income and Net Interest Margin

Net interest income totaled $41.3 million during the first quarter of 2022, an increase of $0.8 million compared to the prior quarter. Our net interest margin increased nine basis points to 3.08% compared to the prior quarter. Results in the first quarter of 2022, compared to the prior quarter, were driven by an increase of 11 basis points in yield on earning assets, partially offset by a decrease in average earning assets of $54.9 million, and an increase of two basis points in the cost of interest bearing liabilities. Average loans grew by $285.0 million, offset by a decline in investment securities of $9.0 million and interest-bearing cash balances of $294.0 million in the first quarter of 2022, compared to the prior quarter. Loan yield decreased by 16 basis points in the first quarter of 2022, compared to the prior quarter, primarily due to a reduction in fees from loan prepayments and a reduction in fees resulting from PPP loan forgiveness. Our total cost of deposits decreased by three basis points to 0.19% in the first quarter of 2022, compared to the prior quarter.

Asset Quality and Provision for Loan Losses

The provision for loan losses totaled $3.7 million during the first quarter of 2022, an increase of $2.5 million compared to the prior quarter. The increase in the provision for loan losses was due to loan growth, primarily in commercial and industrial loans and residential real estate loans. Net charge-offs during the first quarter of 2022 were $0.7 million, or a ratio of net charge-offs to average loans of 0.07% annualized, compared to net charge-offs of $1.6 million, or a ratio of net charge-offs to average loans of 0.16% annualized, in the prior quarter. The allowance for loan losses as a percentage of total loans totaled 1.17% at March 31, 2022, compared to 1.18% at December 31, 2021. The allowance for loan losses as a percentage of total loans, excluding PPP loans, a non-GAAP financial measure, totaled 1.18% at March 31, 2022, compared to 1.20% at December 31, 2021. The ratio of nonperforming assets to total assets was 0.64% at March 31, 2022, compared to 0.71% at December 31, 2021, and 0.88% at March 31, 2021.

Noninterest Income

Noninterest income totaled $23.7 million during the first quarter of 2022, a decrease of $5.7 million from the prior quarter. Mortgage banking income decreased $3.7 million during the first quarter of 2022 from the prior quarter, due primarily to a decline in loan sales and continuing margin compression and its impact on loan sale gains and the pipeline valuation. Total mortgage loan originations declined by $32.9 million, or 6.2%, in the first quarter of 2022 from the prior quarter, with mortgage loan refinance volumes declining by $18.9 million. In the first quarter of 2022, other noninterest income decreased $2.1 million from the prior quarter, to $0.8 million, primarily due to decreases in customer accommodation interest rate swap fees and loan syndication fee income. Noninterest income as a percentage of total revenue totaled 36.5% in the first quarter of 2022, compared to 42.1% in the prior quarter.

Noninterest Expense

Noninterest expense totaled $52.5 million during the first quarter of 2022, a decrease of $5.8 million from the prior quarter, primarily driven by a decrease in salaries and benefits expense in both our banking and mortgage segments. Noninterest expenses for the first quarter of 2022 also included $0.3 million in merger expenses related to the transaction with Pioneer Bancshares, Inc., compared to $1.1 million in the prior quarter. Merger expenses reduced diluted earnings per share by $0.01 for the first quarter of 2022 compared to $0.05 in the prior quarter.

Tax Rate

The effective tax rate was 13.0% in the first quarter of 2022, compared to 14.7% in the prior quarter.

Loans

Total loans were $4.3 billion at March 31, 2022, compared to $4.0 billion at December 31, 2021. Excluding PPP loan balances, loans grew $306.7 million in the first quarter of 2022, or 30.9% on an annualized basis from the prior quarter, resulting primarily from growth in commercial and industrial and residential real estate balances.

Deposits

Average deposits decreased $6.1 million in the first quarter of 2022, or (0.5)% on an annualized basis, to $4.9 billion, compared to the prior quarter. Noninterest-bearing deposit accounts represented 33.6% of total deposits at March 31, 2022 and the loan-to-deposit ratio was 87.2% at March 31, 2022.

Capital

Capital ratios remain strong and above “well-capitalized” thresholds. As of March 31, 2022, our common equity tier 1 risk-based capital ratio was 9.27%, total risk-based capital ratio was 11.74% and tier 1 leverage ratio was 8.42%. Book value per common share was $28.10 at March 31, 2022, a decrease of $0.46 from December 31, 2021. Tangible book value per common share, a non-GAAP financial measure, was $25.87 at March 31, 2022, a decrease of $0.44 from December 31, 2021. The decline in the book value per common share and tangible book value per common share at March 31, 2022 relates to a decline in accumulated other comprehensive income (loss), net, for unrealized losses in our available-for-sale securities portfolio resulting from the rising interest rate environment.

Non-GAAP Financial Measures

This press release contains financial information and performance measures determined by methods other than in accordance with principles generally accepted in the United States (“GAAP”). FirstSun management uses these non-GAAP financial measures in their analysis of FirstSun’s performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. FirstSun believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. FirstSun management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this press release:

•Tangible stockholders’ equity
•Tangible assets
•Tangible stockholders’ equity to tangible assets
•Tangible book value per common share
•Total loans, excluding PPP loans
•Allowance for loan losses to total loans outstanding, excluding PPP loans
•Fully tax equivalent (FTE) net interest income
•Net interest margin on an FTE basis

The tables beginning on page 10 provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP equivalent.

About FirstSun Capital Bancorp

FirstSun Capital Bancorp, headquartered in Denver, Colorado, is the financial holding company for Sunflower Bank, N.A., which operates as Sunflower Bank, First National 1870 and Guardian Mortgage. Sunflower Bank provides a full range of relationship-focused services to meet personal, business and wealth management financial objectives, with a branch network in five states and mortgage capabilities in 43 states. FirstSun had total consolidated assets of $5.7 billion as of March 31, 2022. On April 1, 2022, we completed our merger with Pioneer Bancshares, Inc.

First National 1870 and Guardian Mortgage are divisions of Sunflower Bank, N.A. To learn more, visit ir.firstsuncb.com, SunflowerBank.com, FirstNational1870.com or GuardianMortgageOnline.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains ”forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of FirstSun. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “would,” “could,” “look forward” and other similar expressions are intended to identify these forward-looking statements. Forward-looking statements are not based on historical facts but instead represent management’s expectations and assumptions regarding FirstSun’s business, the economy and other future conditions. Such statements involve inherent uncertainties, risks and changes in circumstances that are difficult to predict. As such, FirstSun’s actual results may differ materially from those contemplated by forward-looking statements. While there can be no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those contemplated by forward-looking statements include the following, without limitation, as well as the risks and uncertainties more fully discussed under the “Risk Factors” section in our Annual Report on Form 10-K that we filed with the SEC on March 25, 2022 and in FirstSun’s subsequent filings with the Securities and Exchange Commission:
•the possibility that the anticipated benefits of the merger with Pioneer Bancshares, Inc. that closed on April 1, 2022, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where FirstSun and Pioneer do business or as a result of other unexpected factors or events;
•the continuing impact of COVID-19 and its variants on FirstSun’s business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the economy, and the resulting effect of these items on each party’s operations, liquidity and capital position, and on the financial condition of each party’s borrowers and other customers;
•the inability to sustain revenue and earnings growth;
•the inability to efficiently manage operating expenses;
•the impact of competition with other financial institutions, including pricing pressures and the resulting impact on FirstSun’s results, including as a result of compression to net interest margin;
•deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses;
•changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments;
•adverse changes in asset quality and credit risk; and
•the potential effects of events beyond our control that may have a destabilizing effect on financial markets and the economy, such as epidemics and pandemics, war or terrorist activities, disruptions in our customers’ supply chains, disruptions in transportation, essential utility outages or trade disputes and related tariffs.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, FirstSun undertakes no obligation to revise or update any forward-looking statements.

Summary Data:

	As of and for the quarter ended
($ in thousands, except per share amounts)	March 31, 2022	December 31, 2021	March 31, 2021

Net interest income	$41,285	$40,451	$38,417
Provision for (benefit from) loan losses	3,700	1,250	(350)
Noninterest income	23,693	29,396	33,881
Noninterest expense	52,467	58,261	55,180
Income before income taxes	8,811	10,336	17,468
Provision for income taxes	1,142	1,519	3,130
Net income	7,669	8,817	14,338

Diluted earnings per share	$0.41	$0.47	$0.76
Return on average assets	0.54%	0.62%	1.13%
Return on average equity	5.85%	6.69%	11.46%
Net interest margin	3.08%	2.99%	3.21%
Net interest margin (FTE basis)[1]	3.17%	3.09%	3.33%
Efficiency ratio	80.75%	83.41%	76.32%
Fee revenue to total revenue	36.46%	42.09%	46.86%

Total assets	$5,733,748	$5,666,814	$5,321,103
Total loans held-for-sale	57,700	103,939	153,071
Total loans held-for-investment	4,315,031	4,037,123	3,676,756
Total deposits	4,946,482	4,854,948	4,478,147
Total stockholders' equity	515,541	524,038	497,861
Period end loan-to-deposit ratio[2]	87.23%	83.15%	82.10%
Book value per common share	28.10	28.56	27.17
Tangible book value per common share¹	25.87	26.31	24.86
1 Represents a non-GAAP financial measure. See the tables beginning on page 10 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.
2 Loans are inclusive of loans held-for-sale and loans held-for-investment.

Consolidated Condensed Statements of Income (Unaudited):

	As of and for the quarter ended
($ in thousands, except per share amounts)	March 31, 2022	December 31, 2021	March 31, 2021

Total interest income	$44,661	$43,578	$42,446
Total interest expense	3,376	3,127	4,029
Net interest income	41,285	40,451	38,417
Provision for (benefit from) loan losses	3,700	1,250	(350)
Net interest income after provision for loan losses	37,585	39,201	38,767
Noninterest income:
Service charges on deposits	3,925	3,845	2,543
Credit and debit card fees	2,415	2,456	2,124
Trust and investment advisory fees	1,947	1,924	1,905
Mortgage banking income, net	14,561	18,266	25,057
Other noninterest income	845	2,905	2,252
Total noninterest income	23,693	29,396	33,881
Noninterest expense:
Salaries and benefits	34,225	38,797	38,619
Occupancy and equipment	6,833	6,698	6,697
Amortization of intangible assets	327	355	354
Merger related expenses	303	1,101	—
Other noninterest expenses	10,779	11,310	9,510
Total noninterest expense	52,467	58,261	55,180
Income before income taxes	8,811	10,336	17,468
Provision for income taxes	1,142	1,519	3,130
Net income	$7,669	$8,817	$14,338

Earnings per share - basic	$0.42	$0.48	$0.78
Earnings per share - diluted	$0.41	$0.47	$0.76

Consolidated Condensed Balance Sheets as of (Unaudited):

($ in thousands)	March 31, 2022	December 31, 2021	March 31, 2021
Assets
Cash and cash equivalents	$487,689	$668,462	$725,515
Securities available-for-sale, at fair value	556,723	572,501	476,048
Securities held-to-maturity	16,799	18,007	24,594
Loans held-for-sale, at fair value	57,700	103,939	153,071
Loans	4,315,031	4,037,123	3,676,756
Allowance for loan losses	(50,509)	(47,547)	(47,214)
Loans, net	4,264,522	3,989,576	3,629,542

Mortgage servicing rights, at fair value	60,481	47,392	39,342
Premises and equipment, net	52,198	53,147	55,756
Other real estate owned and foreclosed assets, net	5,162	5,487	3,354
Goodwill	33,050	33,050	33,050
Intangible assets, net	7,923	8,250	9,313
All other assets	191,501	167,003	171,518
Total assets	$5,733,748	$5,666,814	$5,321,103

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing demand deposit accounts	$1,662,980	$1,566,113	$1,226,723
Interest-bearing deposit accounts:
Interest-bearing demand accounts	155,388	187,712	216,030
Savings accounts and money market accounts	2,742,393	2,757,882	2,577,206
NOW accounts	74,106	19,496	100,864
Certificate of deposit accounts	311,615	323,745	357,324
Total deposits	4,946,482	4,854,948	4,478,147

Securities sold under agreements to repurchase	69,627	92,093	151,243
Federal Home Loan Bank advances	40,000	40,000	40,000
Other borrowings	87,799	69,458	68,637
Other liabilities	74,299	86,277	85,215
Total liabilities	5,218,207	5,142,776	4,823,242

Stockholders' equity:
Preferred stock	—	—	—
Common stock	2	2	2
Additional paid-in capital	262,071	261,905	259,940
Treasury stock	(38,148)	(38,148)	(38,148)
Retained earnings	306,284	298,615	269,789
Accumulated other comprehensive (loss) income, net	(14,668)	1,664	6,278
Total stockholders' equity	515,541	524,038	497,861
Total liabilities and stockholders' equity	$5,733,748	$5,666,814	$5,321,103

Share Data as of and for the periods ended:

	As of and for the quarter ended
	March 31, 2022	December 31, 2021	March 31, 2021

Weighted average common shares outstanding, basic	18,346,288	18,322,194	18,321,659
Weighted average common shares outstanding, diluted	18,899,852	18,836,918	18,784,365
Period end common shares outstanding	18,346,288	18,346,288	18,321,659
Book value per common share	$28.10	$28.56	$27.17
Tangible book value per common share[3]	$25.87	$26.31	$24.86

Consolidated Capital Ratios as of:

	March 31, 2022	December 31, 2021	March 31, 2021

Stockholders' equity to total assets	8.99%	9.25%	9.36%
Tangible equity to tangible assets	8.34%	8.58%	8.63%
Tier 1 leverage ratio	8.42%	8.24%	8.62%
Common equity tier 1 risk-based capital ratio	9.27%	9.70%	10.38%
Tier 1 risk-based capital ratio	9.27%	9.70%	10.38%
Total risk-based capital ratio	11.74%	11.76%	12.72%

3 Represents a non-GAAP financial measure. See the tables beginning on page 10 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Summary of Net Interest Margin:

	For the quarter ended March 31, 2022			For the quarter ended December 31, 2021			For the quarter ended March 31, 2021
(In thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest Earning Assets
Loans held-for-sale	$60,895	$694	4.56%	$97,934	$793	3.24%	$150,318	$1,103	2.98%
Loans held-for-investment[4]	4,123,920	41,164	3.99%	3,838,871	39,830	4.15%	3,767,317	39,156	4.22%
Investment securities	582,333	2,275	1.56%	591,289	2,333	1.58%	497,877	1,815	1.48%
Interest-bearing cash and other assets	592,478	528	0.36%	886,472	622	0.28%	379,695	372	0.40%
Total earning assets	5,359,626	44,661	3.33%	5,414,566	43,578	3.22%	4,795,207	42,446	3.59%
Other assets	314,043			291,934			280,335
Total assets	$5,673,669			$5,706,500			$5,075,542

Interest-bearing liabilities
Demand and NOW deposits	$223,020	$124	0.22%	$203,416	$120	0.24%	$256,893	$211	0.33%
Savings deposits	468,713	91	0.08%	458,657	97	0.08%	456,926	120	0.13%
Money market deposits	2,306,638	840	0.15%	2,282,755	987	0.17%	2,049,918	1,131	0.22%
Certificates of deposits	317,948	519	0.65%	326,440	609	0.75%	361,656	942	1.06%
Total deposits	3,316,319	1,574	0.19%	3,271,268	1,813	0.22%	3,125,393	2,404	0.31%
Repurchase agreements	71,425	8	0.04%	109,319	10	0.04%	130,008	18	0.06%
Total deposits and repurchase agreements	3,387,744	1,582	0.19%	3,380,587	1,823	0.22%	3,255,401	2,422	0.30%
FHLB borrowings	40,229	148	1.48%	40,000	151	1.51%	50,308	457	3.69%
Other long-term borrowings	86,191	1,646	7.63%	69,306	1,153	6.65%	68,509	1,150	6.80%
Total interest-bearing liabilities	3,514,164	3,376	0.38%	3,489,893	3,127	0.36%	3,374,218	4,029	0.48%
Noninterest-bearing deposits	1,566,088			1,617,278			1,117,388
Other liabilities	68,999			71,862			83,374
Stockholders' equity	524,418			527,467			500,562
Total liabilities and stockholders' equity	$5,673,669			$5,706,500			$5,075,542

Net interest income		$41,285			$40,451			$38,417
Net interest spread		2.95%			2.86%			3.11%
Net interest margin		3.08%			2.99%			3.21%
Net interest margin (on an FTE basis)[5]		3.17%			3.09%			3.33%

4 Includes nonaccrual loans.
5 Represents a non-GAAP financial measure. See the tables beginning on page 10 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Loan Portfolio

($ in thousands)	March 31, 2022	December 31, 2021	March 31, 2022 vs December 31, 2021 % change	March 31, 2021	March 31, 2022 vs March 31, 2021 % change

Commercial	$2,515,203	$2,407,888	4.5%	$2,075,023	21.2%
Commercial real estate	1,214,505	1,174,242	3.4%	1,125,360	7.9%
Residential real estate	567,342	437,017	29.8%	462,809	22.6%
Consumer	17,981	17,976	—%	13,564	32.6%
Total loans held-for-investment	$4,315,031	$4,037,123	6.9%	$3,676,756	17.4%

Asset Quality:

	As of and for the quarter ended
($ in thousands)	March 31, 2022	December 31, 2021	March 31, 2021

Net charge-offs	$738	$1,571	$202
Allowance for loan losses	$50,509	$47,547	$47,214
Nonperforming loans, including nonaccrual loans, accrual TDR’s, and accrual loans greater than 90 days past due	$31,367	$34,838	$43,386
Nonperforming assets	$36,529	$40,325	$46,740
Ratio of net charge-offs to average loans outstanding	0.07%	0.16%	0.02%
Allowance for loan losses to total loans outstanding	1.17%	1.18%	1.28%
Allowance for loan losses to total loans outstanding, excluding PPP loans	1.18%	1.20%	1.38%
Allowance for loan losses to total nonperforming loans	161.03%	136.48%	108.82%
Nonperforming loans to total loans	0.73%	0.86%	1.18%
Nonperforming assets to total assets	0.64%	0.71%	0.88%

Non-GAAP Financial Measures and Reconciliations:

Tangible stockholders’ equity, tangible assets, and tangible book value per common share:

Tangible stockholders’ equity as of:

($ in thousands)	March 31, 2022	December 31, 2021	March 31, 2021

Total stockholders' equity (GAAP)	$515,541	$524,038	$497,861
Less: Goodwill and other intangible assets
Goodwill	(33,050)	(33,050)	(33,050)
Other intangible assets	(7,923)	(8,250)	(9,313)
Total tangible stockholders' equity (non-GAAP)	$474,568	$482,738	$455,498

Tangible assets as of:

($ in thousands)	March 31, 2022	December 31, 2021	March 31, 2021

Total assets (GAAP)	$5,733,748	$5,666,814	$5,321,103
Less: Goodwill and other intangible assets
Goodwill	(33,050)	(33,050)	(33,050)
Other intangible assets	(7,923)	(8,250)	(9,313)
Total tangible assets (non-GAAP)	$5,692,775	$5,625,514	$5,278,740

Tangible stockholders’ equity to tangible assets as of:

	March 31, 2022	December 31, 2021	March 31, 2021

Stockholders' equity to total assets (GAAP)	8.99%	9.25%	9.36%
Less: Impact of goodwill and other intangible assets	(0.65)%	(0.67)%	(0.73)%
Tangible stockholders' equity to tangible assets (non-GAAP)	8.34%	8.58%	8.63%

Tangible book value per common share as of:

($ in thousands, except share and per share amounts)	March 31, 2022	December 31, 2021	March 31, 2021

Stockholders' equity (GAAP)	$515,541	$524,038	$497,861
Tangible stockholders' equity (non-GAAP)	$474,568	$482,738	$455,498
Total common shares outstanding	18,346,288	18,346,288	18,321,659
Book value per common share (GAAP)	$28.10	$28.56	$27.17
Tangible book value per common share (non-GAAP)	$25.87	$26.31	$24.86

Total loans excluding PPP loans and allowance for loan losses to total loans excluding PPP loans as of:

($ in thousands)	March 31, 2022	December 31, 2021	March 31, 2021

Total loans (GAAP)	$4,315,031	$4,037,123	$3,676,756
Less: PPP loans	(37,985)	(66,749)	(251,916)
Total loans excluding PPP loans (non-GAAP)	$4,277,046	$3,970,374	$3,424,840

Allowance for loan losses to total loans (GAAP)	1.17%	1.18%	1.28%
Allowance for loan losses to total loans, excluding PPP loans (non-GAAP)	1.18%	1.20%	1.38%

Fully tax equivalent (FTE) net interest income and net interest margin on FTE basis:

	As of and for the quarter ended
($ in thousands)	March 31, 2022	December 31, 2021	March 31, 2021

Net interest income (GAAP)	$41,285	$40,451	$38,417
Gross income effect of tax exempt income	1,321	1,704	1,791
FTE net interest income (non-GAAP)	$42,606	$42,155	$40,208

Average earning assets	$5,359,626	$5,414,566	$4,795,207
Net interest margin	3.08%	2.99%	3.21%
Net interest margin on FTE basis (non-GAAP)	3.17%	3.09%	3.33%